Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 14, 2010, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-1 Amendment #6) of FullCircle Registry, Inc. for the fiscal years ended December 31, 2009 and 2008, which report appears in the Prospectus, and is part of this Registration Statement.  We also consent to the reference to our firm under the heading “Experts” in this Registration Statement and such Prospectus.

/s/ Chisholm, Bierwolf, Nilson & Morrill LLC

Chisholm, Bierwolf, Nilson & Morrill LLC

Bountiful, Utah

May 7, 2010